Exhibit 5


                           Thelen Reid & Priest LLP
			      40 West 57th Street
		             New York, N.Y. 10019

                                                             (212) 603-6780




                                             New York, New York
                                             September 25, 1998


          CompuMed, Inc.
          1230 Rosecrans Avenue, Suite 1000
          Manhattan Beach, California 90266


          Gentlemen:

                    We have acted as counsel to CompuMed, Inc. a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,925,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The Shares are issuable upon the exercise of 1,925,000 of the Company's Common Stock Purchase Warrants (the "Settlement Warrants") which have, or will be, issued in connection with the Final Judgment and Order of Dismissal, dated January 26, 1998 (the "Final Order"), approving a Stipulation of Settlement of Class Action and Derivative Claims, dated as of August 7, 1997 (the "Settlement Agreement"), relating to securities class action lawsuits filed in 1995 against the Company and certain of its current and former officers and directors. The Warrants are being issued under a Warrant Agreement between the Company and U.S. Stock Transfer Corporation, as Warrant Agent, dated as of February 27, 1998 (the "Warrant Agreement).

                    For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Final Order; (iii) the Settlement Agreement; (iv) the form of the Settlement Warrants; (v) the Warrant Agreement; (vi) the Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof; (vii) resolutions adopted by the Board of Directors of the Company relating to the approval of the Warrant Agreement, the form of Settlement Warrants, the issuance of the Settlement Warrants and Shares and the filing of the


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          CompuMed,Inc.                 -2-              September 25, 1998


          Registration Statement; and (viii) such other documents, certificates or other records as we have deemed necessary or appropriate.

                    Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

                    (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (2) The Board of Directors of the Company has taken such action as may be necessary to authorize the Warrant Agreements, the issuance of the Warrants, and the issuance of the Shares in accordance with the terms for exercising the Settlement Warrants.

                    (3) The Shares will be duly authorized and validly issued, and fully paid and non-assessable upon their issuance if the Settlement Warrants shall have been properly exercised and the exercise price shall have been paid in accordance with the terms therefore.

                    We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

                    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                                             Very truly yours,

                                             /s/Thelen Reid & Priest LLP
                                             ---------------------------
                                                THELEN REID & PRIEST LLP